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                                                                     EXHIBIT 5.1


                              SNELL & SMITH, P.C.
                           1000 LOUISIANA, SUITE 3650
                              HOUSTON, TEXAS 77002
                                  713/652-3300

                               November 22, 1996


Board of Directors
Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas 77040

Gentlemen:

         We have acted as counsel to Sterling Bancshares, Inc., a bank holding company incorporated under the laws of the State of Texas (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of (i) 18,900 shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company previously issued under the Sterling Bancshares, Inc. 1995 Non-Employee Director Stock Compensation Plan (the "Plan"), (ii) 131,100 shares of Common Stock issuable in the future under the Plan, and (iii) 2,250 shares of Common Stock issued to Thomas B. McDade.

         In such capacity, we have examined such corporate records and documents, certificates of corporate and public officials and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original of all documents submitted to us as copies.

         Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the 18,900 shares of Common Stock issued by the Company pursuant to the Plan and the 2,250 shares of Common Stock issued to Thomas B. McDade have been duly authorized and are legally issued, fully paid and non- assessable, and (ii) the 131,100 shares of Common Stock issuable in the future by the Company pursuant to the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.
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November 20, 1996
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         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        SNELL & SMITH, a Professional
                                                Corporation

                                        /S/ Snell & Smith